UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CHINANET ONLINE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CHINANET ONLINE HOLDINGS, INC.

No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Gu Tuspark, Haidian District
Beijing, PRC 100195

NOTICE OF ADJOURNMENT

TO THE STOCKHOLDERS OF CHINANET ONLINE HOLDINGS, INC.:

The Annual Meeting of the stockholders of ChinaNet Online Holdings, Inc., a Nevada corporation (“Company”), scheduled to be held on December 15, 2010, at 2:00 p.m., local time, has been adjourned with respect to (i) the election of five directors and  (ii) the ratification of the appointment of Bernstein & Pinchuk LLP, as the Company’s independent accountants for the fiscal year ending December 31, 2010 until December 27, 2010 at 10:00 a.m., local time, to allow the officers of the Company to perfect the notice of the 2010 Annual Meeting of Stockholders.

VOTE REQUIREMENT.

To approve (i) the election of five directors and  (ii) the ratification of the appointment of Bernstein & Pinchuk LLP, as the Company’s independent accountants for the fiscal year ending December 31, 2010, the affirmative vote of at least a majority of all votes cast is required.  Abstentions and broker non-votes have no effect on the proposals being voted upon.

Please take a minute to review the below information.

HOW TO VOTE

You may vote your proxy by completing, dating, signing, and mailing the form of proxy in the return envelope provided in the proxy statement that was previously mailed to you.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS LISTED.

If you have already voted, thank you.

If you have not voted, please take the time now to cast your vote and help limit the expense of further proxy solicitation.  Your vote is very important no matter how many shares you may hold

By Order of the Board of Directors,

/s/ Handong Cheng
Handong Cheng
Chairman of the Board, Chief Executive Officer and President

Dated: December 15, 2010